UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2009

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700 Santa Monica, California		90401
(Address of Principal Executive Offices)		(Zip Code)

(310) 394-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of The Macerich Company (the “Company”) previously approved, subject to stockholder approval, an amended and restated version of The Macerich Company 2003 Equity Incentive Plan (the “Amended 2003 Incentive Plan”) that would (1) increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the Amended 2003 Incentive Plan by an additional 6,800,000 shares, (2) replace the existing limit on “full-value awards” (i.e. awards other than stock options and stock appreciation rights) granted under the Amended 2003 Incentive Plan with a formula under which any shares issued in payment of full-value awards after June 8, 2009 will be counted against the Amended 2003 Incentive Plan’s share limit as 2.62 shares for every one share actually issued in payment of the award, (3) extend the term of the Amended 2003 Incentive Plan until June 8, 2019, (4) extend the Company’s authority to grant awards under the Amended 2003 Incentive Plan intended to qualify as “performance-based awards” within the meaning of Section 162(m) of the U.S. Internal Revenue Code through the 2014 annual meeting of stockholders, (5) increase the dollar limit on cash-based awards granted under the Amended 2003 Incentive Plan to any individual for each year during the performance period for the award to $3,000,000, and (6) increase the limits on the number of shares that may be subject to stock options and stock appreciation rights granted under the Amended 2003 Incentive Plan and that may be subject to all stock-based awards granted under the Amended 2003 Incentive Plan to any individual in a calendar year to 750,000 shares and 1,000,000 shares, respectively.  According to the results from the Company’s annual meeting of stockholders held on June 8, 2009, the Company’s stockholders have approved the amendments to the Amended 2003 Incentive Plan.

The following summary of the Amended 2003 Incentive Plan is qualified in its entirety by reference to the text of the Amended 2003 Incentive Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Board or one or more committees appointed by the Board administers the Amended 2003 Incentive Plan.  The Board has delegated general administrative authority for the Amended 2003 Incentive Plan to the Compensation Committee of the Board.  The administrator of the Amended 2003 Incentive Plan has broad authority under the Amended 2003 Incentive Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are subject to awards and the specific terms and conditions of awards, including the price (if any) to be paid for the shares or the award and any vesting criteria.

Persons eligible to receive awards under the Amended 2003 Incentive Plan include key employees, (including employees who are officers) and directors of, and certain consultants or advisors to, the Company or its subsidiaries.

After giving effect to the Amended 2003 Incentive Plan amendments, the maximum number of shares of the Company’s common stock that may be issued pursuant to awards under the Amended 2003 Incentive Plan is 12,800,00 shares.  In addition, shares issued in respect of any “full-value award” granted under the Amended 2003 Incentive Plan after June 8, 2009 will be counted against the plan’s share limit as 2.62 shares for every one share actually issued in connection with the award.  For example, if the Company granted a restricted stock award of 100 shares of common stock under the Amended 2003 Incentive Plan after June 8, 2009, 262 shares would be charged against the share limit with respect to that award.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Amended 2003 Incentive Plan.  In the event that shares are delivered in respect of a dividend equivalent right (and, for purposes of clarity, other than as a result of an adjustment pursuant to a stock split, stock dividend or similar event), only the actual number of shares delivered with respect to the award will be counted against the share limits of the Amended 2003 Incentive Plan.  To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related will be counted against the share limits of the Amended 2003 Incentive Plan, as opposed to only counting the shares actually issued.  (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares will be charged against the applicable share limits with respect to such exercise.)  Shares that are subject to or underlie awards which expire or for any reason are cancelled, terminated, or forfeited, fail to vest, or for any other reason are not paid or delivered under the Amended 2003 Incentive Plan will again be available for subsequent awards under the Amended 2003 Incentive Plan.  Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under our Amended 2003 Incentive Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under our Amended 2003 Incentive Plan.

The Amended 2003 Incentive Plan authorizes the grant of stock options, stock appreciation rights, restricted stock, stock units, stock bonuses, performance-based awards, dividend equivalent rights and ownership interests in The Macerich Partnership, L.P., the Company’s operating partnership, or other convertible or exchangeable units, as well as cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Amended 2003 Incentive Plan and any outstanding stock-based awards, as well as the exercise, base or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 9.01                                             Financial Statements and Exhibits

(d)           Exhibits

10.1         The Macerich Company 2003 Equity Incentive Plan, as amended and restated as of June 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE MACERICH COMPANY
(Registrant)

		By:	/s/ Richard A. Bayer
Date:	June 12, 2009		Richard A. Bayer
Senior Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Macerich Company 2003 Equity Incentive Plan, as amended and restated as of June 8, 2009.